Exhibit 23.1

Independent Registered Public Accounting Firm’s Consent

We consent to the use in this Registration Statement on the Amendment No. 1 to Form F-1 (File No. 333- 282874) of our report dated July 30, 2025 relating to the financial statements of Transten Global Group Limited appearing in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Marcum Asia CPAs LLP

Marcum Asia CPAs LLP

New York, New York

July 30, 2025